EXHIBIT 99.1

Zomedica Announces First Commercial Sale  of Its Truforma® Platform

ANN ARBOR, Mich., March 16, 2021 (GLOBE NEWSWIRE) -- Zomedica Corp. (NYSE American: ZOM) (“Zomedica” or the “Company”), a veterinary health company creating point-of-care diagnostics products for dogs and cats, yesterday recorded the first veterinarian sale of TRUFORMA® and officially entered commercialization.

“This is a momentous day for Zomedica, our shareholders, the veterinarians we serve, and the companion animals in their care. I would like to express my deepest gratitude to the many people at Zomedica who dedicated the past two years of their lives to achieving this critical milestone,” commented Robert Cohen, Zomedica’s Chief Executive Officer. “It is a credit to both our employees and to the stellar team with whom we have worked at our development partner, Qorvo Biotechnologies LLC, that we have created a unique and valuable diagnostic tool, and have delivered it to the veterinary market slightly ahead of our previously announced schedule.”

James Klein, president of Qorvo Biotechnologies said, “At Qorvo, we are leveraging the power of Bulk Acoustic Wave (BAW) radio frequency (RF) technology to innovate numerous products such as Wi-Fi routers, mobile phones, 5G cellular infrastructure and now veterinary diagnostics. The launch of the TRUFORMA® platform is an exciting and disruptive milestone in the veterinary diagnostics testing industry that will raise the standard of point-of-care for companion animals.”

The first official purchaser of a TRUFORMA® system was Jason Berg, DVM, DACVIM, founder and president of Guardian Veterinary Specialists, a 29,000-square-foot advanced emergency critical care and specialty hospital in Brewster, New York.   A highly respected board-certified veterinary internist and neurologist, Dr. Berg’s dedication to advancing the field of veterinary medicine has garnered national and international recognition. He received his DVM degree from Texas A&M University and went on to complete his internship and residency training in veterinary neurology and internal medicine at The Animal Medical Center in New York City, receiving board certification in neurology in 2000 and in internal medicine in 2002. A sought-after lecturer and instructor, Dr. Berg has published numerous articles in peer-reviewed journals, including those of the American Veterinary Medical Association (AVMA), the American College of Veterinary Internal Medicine (ACVIM), and the American Animal Hospital Association (AAHA).

Dr. Berg commented that, “As a veterinary internist and business owner, I have devoted myself to advancing the practice of veterinary internal medicine and delivering care with a difference – doing more, providing more, and caring more.  I am excited to be the first veterinarian to purchase TRUFORMA®.  I will be able to go above and beyond the current standard of care to provide cutting-edge and novel testing to pet owners and veterinarians in seven surrounding counties across two states.  The ability to reliably and accurately measure cortisol on-site in our emergency service at Guardian Veterinary Specialists has the potential to save lives.  Offering complete thyroid testing on-site for both dogs and cats will allow our internal medicine service to provide timely answers to anxious pet owners.  We dedicate ourselves to serving the needs of the broader veterinary community by offering lab services through Bloodhound laboratories, which will allow our practice partners to also advance their endocrine practice.  I am most excited to use endogenous ACTH in my work as a veterinary internist to help owners make difficult decisions about medical care, including the decision to pursue complex adrenal surgery.”

With the instrument and three of five of the initial assays available for sale, the decision was made to initiate the commercial launch of TRUFORMA® ahead of the previously disclosed March 30th schedule. Now available for purchase are TSH, total T4, and cortisol assays. Endogenous ACTH and free T4 are expected to be available during the coming weeks. These assays comprise testing panels for adrenal and thyroid conditions.

Having a point-of-care cortisol test available also was welcomed by Audrey Cook, BVM&S, Dip ACVIM at Texas A&M College of Veterinary Medicine and Biomedical Sciences: “Veterinarians rely on serum cortisol measurements to diagnose and manage adrenal diseases in dogs. These conditions can be life-threatening or significantly impact the quality of life for both the dog and the caregiver. Having an accurate and reliable, patient-side, cortisol assay will allow veterinarians to manage canine adrenal diseases more effectively and efficiently, and could save lives." Dr. Cook has published numerous articles and book chapters on various aspects of small-animal medicine and regularly speaks at national veterinary meetings.

Protected by approximately 70 issued and pending patents, the TRUFORMA® diagnostic platform uses Bulk Acoustic Wave (“BAW”) technology, developed by Qorvo (NASDAQ: QRVO) to provide a non-optical and fluorescence-free detection system for use at the point-of-care. BAW technology, also used in cell phones and in the world’s most advanced radar and communications systems, is an extremely reliable and precise technology.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for dogs and cats by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative diagnostics and medical devices that emphasize patient health and practice health. It is Zomedica’s mission to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
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